Exhibit 99.1
Mortgage.com

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                                                                            NEWS


                                                         Contact:     Ed Johnson
                                                                    Mortgage.com
                                                                    954-838-5020

For Immediate Release
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              MORTAGE.COM OBTAINS COMMITMENT FOR $40 MILLION IN NEW
                                     CAPITAL

          FUNDS TARGETED FOR COMPLETION OF ELECTRONIC MORTGAGE PLATFORM

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SUNRISE, Florida, March 29, 2000 - Mortgage.com, Inc. (NASDAQ:MDCM) today announced the signing of a stock purchase agreement with an institutional investor establishing what is sometimes referred to as an equity line of credit or an equity drawdown facility. Pursuant to such agreement, the investor has committed to purchase, at the Company's option, up to $40 million of the Company's common stock over the next 24 months. The Company plans to use the funds for general corporate purposes, including the continued development of an electronic mortgage platform for the mortgage industry. The issuance of the common stock to be sold to the investor pursuant to the agreement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or the availability of an applicable exemption from registration under such Act.


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This press release includes "forward-looking" statements that reflect our current view with respect to future events and financial performance. We use words such as "anticipate," "believe," "expect," "future," "plan," "estimate," and "intend," and similar expressions, to identify forward looking statements. The forward-looking statements in this release are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, including such uncertainties as are described in registration statements, reports and other documents filed by the Company from time to time with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934. Specific reference is made to the risks and uncertainties described in the Registration Statement on Form S-1 (Registration No. 333-79757) filed by the Company in connection with its Initial Public Offering effective August 11, 1999.